UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2010

Red Hat, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33162	06-1364380
(Commission File Number)	(IRS Employer Identification No.)

1801 Varsity Drive, Raleigh, North Carolina	27606
(Address of Principal Executive Offices)	(Zip Code)

(919) 754-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Red Hat, Inc. (the “Company”) and Matthew Szulik have agreed to extend Mr. Szulik’s term as chairman of the Company’s Board of Directors (“Chairman”) for an additional year, beginning on March 1, 2010 and ending on February 28, 2011, pursuant to the terms of a letter agreement dated February 28, 2010 (the “FY11 Agreement”). Except as described below, the FY11 Agreement terminates the Non-Executive Chairman Agreement between Mr. Szulik and the Company, dated February 28, 2008 and amended on December 29, 2008 (the “Chairman’s Agreement”).

Pursuant to the FY11 Agreement, the Company will pay Mr. Szulik cash and equity compensation under the Company’s compensation plan for non-employee directors. He will receive an annual cash retainer of $50,000 for his service as a member of the Board and an annual cash retainer of $40,000 for his service as Chairman. Additionally, Mr. Szulik will be eligible to receive an annual equity award consisting of a restricted stock award for a number of shares of the Company’s common stock determined by dividing $175,000 by the closing price of the Company’s common stock on the date of the grant. These shares of restricted stock will vest on the first anniversary of the grant date.

Under the FY11 Agreement, the Company continues to be bound by Sections 4.4 and 5.2 of the Chairman’s Agreement. Pursuant to Section 4.4 of the Chairman’s Agreement, the Company is obligated to reimburse Mr. Szulik for the cost of health (medical and dental) insurance coverage obtained by Mr. Szulik for him and his dependents for a period of three (3) years following the date on which Mr. Szulik’s service as a member of the Company’s Board of Directors ceases for any reason. The reimbursement amount is capped at 200% of the then applicable COBRA premiums under the Company’s group health plan, which in the Company’s fiscal year ending February 28, 2010 was less than $30,000. Under Section 5.2 of the Chairman’s Agreement, upon cessation of Mr. Szulik’s service as a member of the Board as a result of death, disability or any reason other than removal for cause, his voluntary resignation or his notification of his intent not to stand for re-election, (i) his equity awards that would have vested had he continued to serve as a member of the Board through the remainder of his current term or over the 12 months following the date of cessation, whichever is longer, shall accelerate and be deemed vested and (ii) he shall be entitled to receive a lump-sum cash payment equal to the annual cash compensation he would have received had he continued as a member of the Board for the remainder of his applicable current term.

All other terms of the Chairman’s Agreement, including the excise tax gross-up provision and monthly office allowance, were terminated by the FY11 Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2010	RED HAT, INC.

	By:	/s/ Michael R. Cunningham

	Name:	Michael R. Cunningham
	Title:	General Counsel